Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Georgia Premium Income Municipal Fund

811-07614
333-163737


An additional preferred class of the registrants securities have been registered and have become effective on February 17, 2010, as stated in the Prospectus, containing a description of the Funds
MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds
497 filing on February 18, 2010, accession number
0001193125-10-034022, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-
SAR.